Exhibit 10.5

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Assignment”), dated as of September 30, 2011, is entered into by and between Goldman Sachs Lending Partners LLC, a Delaware limited liability company (“Assignor”) and MTGLQ Investors, L.P., a Delaware limited partnership (“Assignee”).

W I T N E S S E T H:

WHEREAS, Assignor is a party to that certain Purchase Option Agreement, dated as of June 29, 2009, between Assignor and W2007 Equity Inns Intermediate Mezz I, LLC (as amended from time to time, the “Purchase Option Agreement”), pursuant to which a purchase option described therein was granted to Assignor (the “Purchase Option”); and

WHEREAS, pursuant to the terms of this Assignment, Assignor desires to assign, transfer and grant to Assignee, and Assignee desires to receive and accept, the Purchase Option and all of Assignor’s rights and obligations under the Purchase Option Agreement (the “Transferred Interests”).

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

1. Assignment and Assumption. Assignor hereby assigns, transfers and grants to Assignee, without representation or warranty, and Assignee hereby accepts and assumes, all of Assignor’s right, title and interest in and to the Transferred Interests together with any and all related obligations and liabilities.

2. Governing Law. This Assignment shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to conflict of law principles.

3. Counterparts. This Assignment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Copies of fully executed counterparts of this Assignment shall be binding on the parties in the same manner as original counterparts

4. Entire Agreement. This Assignment constitutes the entire agreement, and supercedes all prior agreements, if any, of the parties hereto with respect to the subject matter hereof.

IN WITNESS WHEREOF, the parties have caused this Assignment to be executed and delivered by their duly authorized officers as of the date first above written.

ASSIGNOR:

GOLDMAN SACHS LENDING PARTNERS, LLC

By:	/s/ Elizabeth Robinson
Name: Elizabeth Robinson
Title: Treasurer

ASSIGNEE:

MTGLQ INVESTORS, L.P.

By: MLQ, L.L.C., its general partner

By:	/s/ Steven Bunsen
Name: Steven Bunsen
Title: Assistant Treasurer